EXHIBIT 99.1

Skyline Medical Announces Exercise of Over-Allotment Option by Underwriter

MINNEAPOLIS, Feb. 22, 2017 (GLOBE NEWSWIRE) -- Skyline Medical Inc. (NASDAQ:SKLN) (“Skyline” or “the Company”), producer of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal, today announced that Dawson James Securities, Inc., the underwriter of its previously announced public offering that closed on January 19, 2017, has exercised its option in full to purchase (i) 175,000 additional shares of common stock at the public offering price per unit less the price per warrant included in the unit and less the underwriting discount and (ii) Series D Warrants to purchase 35,000 additional shares of common stock at a purchase price of $0.01 per Series D Warrant to cover over-allotments. The shares of Common Stock and Series D Warrants are immediately separable and will be issued separately.

The closing of the exercise of the over-allotment option occurred on February 22, 2017. Net proceeds to the Company from the exercise of the over-allotment in full were approximately $358,312 after deducting underwriting discounts and commissions but before deducting estimated offering expenses payable by the Company.

The Company’s common stock is listed on The NASDAQ Capital Market under the symbol "SKLN". There is no established public trading market for the offered Series D Warrants and the Company does not expect a market to develop. In addition, the Company does not intend to apply for listing of the Series D Warrants on any national securities exchange.

Dawson James Securities, Inc. acted as the sole underwriter for the offering. Copies of the complete final prospectus related to the offering may be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, or from mmaclaren@dawsonjames.com, or by calling toll free at 866.928.0928.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Skyline Medical
Skyline Medical produces a fully automated, patented, FDA-cleared, waste fluid disposal system that virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical's STREAMWAY System fully automates the collection, measurement and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers, 2) improve compliance with OSHA and other regulatory agency safety guidelines, 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability, and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S. For additional information, please visit www.skylinemedical.com.

Forward-looking Statements
Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company’s business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable, adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the Company's ability to implement its long range business plan for various applications of its technology, including the possibility that the development of applicable technologies by GLG Pharma, LLC will be delayed, will not occur or will not receive applicable regulatory approvals on a timely basis; the Company's ability to consummate its joint venture with Electronic On-Ramp, Inc.; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, which are available for review at www.sec.gov. This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. See the Company's most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contact:
Investors
LHA
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com

MoneyInfo, LLC
Charles Moskowitz
(781) 826-8882
cam@moneyinfo-llc.com